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                                                                  Exhibit 10(jj)

                                                                 January 6, 2005

Mr. Kenneth R. Rieth
President
Riviera Tool Company
5460 Executive Parkway S.E.
Grand Rapids, MI 49512-5507

RE: FORBEARANCE AGREEMENT AMONG COMERICA BANK ("BANK") AND RIVIERA TOOL COMPANY ("BORROWER") DATED NOVEMBER 16, 2004, AS AMENDED BY A FIRST AMENDMENT DATED DECEMBER 15, 2004 AND A SECOND AMENDMENT DATED DECEMBER 22, 2004 (AS AMENDED, "FORBEARANCE AGREEMENT")

Dear Mr. Rieth:

Borrower has requested that Bank extend its forbearance under the Forbearance Agreement to March 15, 2005.

Subject to timely, written acceptance by Borrower of the following conditions in this third amendment to the Forbearance Agreement ("Third Amendment"), and the additional acknowledgment required below, Bank is willing to continue to forbear until March 15, 2005, subject to earlier termination as provided below, from further action to collect the Liabilities:

      1) Future administration of the Liabilities and the financing arrangements between Bank and Borrower shall continue to be governed by the covenants, terms and conditions of the Forbearance Agreement and the other Loan Documents, which are ratified and confirmed and incorporated by this reference, except to the extent that the Forbearance Agreement and the other Loan Documents have been superseded, amended, modified or supplemented by this Third Amendment or are inconsistent with this Third Amendment, then this Third Amendment shall govern.

      2) Borrower acknowledges Bank is under no obligation to advance funds or extend credit to Borrower under the Loan Documents, or otherwise.

      3) 100% of Borrower's cash inflows will continue to be applied to the Line of Credit Note. Subject to maintaining an advisory "Formula Amount" (defined below) equal to or greater than the balance owing on the Line of Credit Note (plus the amount of outstanding letters of credit), and provided there are no defaults under the terms of the Forbearance Agreement as amended by this Third Amendment, and no further defaults under the other Loan Documents, Bank may, in its sole discretion, continue to advance to Borrower under the Line of Credit Note, in accordance with the Loan Documents, through March 15, 2005. Effective immediately, the maximum amount available under the Line of Credit Note is $5,000,000. Effective as of January 28, 2005, the maximum amount available under the Line of Credit Note will be reduced to $4,000,000. The "Formula Amount" is as defined as follows: as of the date of any determination, the sum of:
      (a) eighty percent (80%) of Eligible Accounts Receivable, less than 120 days past invoice, plus; (b) eighty percent (80%) of Retention Billings less than 180 days past invoice for Drive Automotive, that are related to the Mercedes BR-164 and BR-251 Programs; plus (c) an overformula equal to the lesser of (i) the amount owing to Borrower by Mercedes-Benz U. S. International, Inc. as assignee of Oxford Automotive, Inc. ("Oxford") from time to time based on invoices dated prior to December 17, 2004 and (ii) $3,094,947, provided, however, that the maximum amount included in the Formula Amount under this subparagraph (c) will reduce permanently to $300,000 on January 28, 2005 and to zero ($0) on February 25, 2005, in both cases, to the extent not already reduced by the payment of amounts owing by Mercedes-Benz; plus (d) an additional overformula equal to $400,000 until February 18, 2005, at which time such additional overformula shall reduce permanently to $200,000 until February 25, 2005, at which time it shall reduce permanently to zero ($0). Accounts owing by Benteler de Mexico that are otherwise Eligible Accounts, shall be included in determining the Formula Amount. Accounts

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      owed by Oxford shall not be included in Eligible Accounts. All previous definitions of Advance Formula or Formula Amount are superceded by the foregoing. In the event the balance on the Line of Credit Note (plus the amount of outstanding letters of credit) exceeds the Advance Formula at any time, no advances will be allowed. Effective immediately, there shall be no availability to Borrower for letters of credit except for the currently outstanding letters of credit. Each borrowing request must be accompanied by an accounts receivable report, in form satisfactory to Bank, with a minimum of one report per week. Each report shall also include a detailed list of current ineligible accounts and a statement of those ineligible accounts collected.

      4) Upon execution of this Third Amendment, Borrower will pay to Bank a fully earned, non-refundable fee of $25,000.

      5) Notwithstanding Borrower's default under the Loan Documents, subject to HillStreet's execution of this Third Amendment as provided below, Bank consents to Borrower's payment to The HillStreet Fund II, L.P. ("HillStreet"), and any other holders of Subordinated Debt (only as defined in that certain Senior Subordination Agreement ("Subordination Agreement") among Bank, Borrower and HillStreet dated July 9, 2004) of $105,000 due on December 31, 2004 under the Subordinated Loan Documents (as defined in the Subordination Agreement). HillStreet, by its signature below, (a) represents and warrants to Bank that it is the only holder of Subordinated Debt, (b) consents to and acknowledges the terms of the Forbearance Agreement, as amended by this Third Amendment and (c) agrees to forbear from exercising any rights or remedies against Borrower or its assets until the termination of Bank's forbearance under this Third Amendment (and the failure of HillStreet to do so shall be a default under this Third Amendment).

      6) Concurrently with execution of this Third Amendment, Borrower will deliver to Bank updated borrowing resolutions in a form satisfactory to Bank.

      7) On or before January 31, 2005, Borrower will provide to Bank all documents requested by Bank with respect to life insurance policies pledged to Bank under the Loan Documents.

      8) In addition to all reporting currently required by the Forbearance Agreement and other Loan Documents, Borrower shall provide Bank and
      HillStreet:

            (a.) on or before Monday of each week, a 13-week cash forecast and budget (including a weekly analysis of availability and the outstanding balance under the Line of Credit Note);

            (b.) on or before January 15, 2005, (i) Borrower's monthly financial statements for September, October and November 2004 and (ii) an updated monthly forecast of Borrower's income statement, balance sheet, cash flow and borrowing base analysis for fiscal year 2004, incorporating actual results for September through November 2004 and any changes to assumptions in the previous forecast;

            (c.) on or before January 15, 2005, Borrower's backlog report as of November 30, 2004, including margins (percentage of completion format);

            (d.) on or before January 15, 2005, all information requested by Bank with respect to (i) potential tooling lien claims by or against Borrower and (ii) Borrower's relationship with Oxford Automotive, Inc. (and its subsidiaries and affiliates), Gestamp Automocion, S.L. and Mercedes-Benz U.S. International, Inc.; and

            (e.) within 30 days after each month end, monthly financial statements, including without limitation, income statements, balance sheet and cash flow.

      9) This Third Amendment shall be governed and controlled in all respects by the laws of the State of Michigan, without reference to its conflict of law provisions, including interpretation, enforceability, validity and construction.

      10) Bank expressly reserves the right to exercise any or all rights and remedies provided under the Forbearance Agreement and the other Loan Documents and applicable law except as modified herein. Bank's failure to

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      exercise immediately such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

      11) This Third Amendment will inure to the benefit of Bank and all its past, present and future parents, subsidiaries, affiliates, predecessors and successor corporations and all of their subsidiaries and affiliates.

      12) Bank anticipates that discussions addressing the Liabilities may take place in the future. During the course of such discussions, Borrower and Bank, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Bank, Bank will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower and Bank.

      13) As of the date of this Third Amendment, there are no other offers outstanding from Bank to Borrower. Any prior offer by Bank, whether oral or written is hereby rescinded in full. There are no oral agreements between Bank and Borrower; any agreements concerning the Liabilities are expressed only in the Forbearance Agreement (as amended by this Third Amendment) and the other Loan Documents. The duties and obligations of Borrower and Bank shall be only as set forth in the Forbearance Agreement, the other Loan Documents and this Third Amendment, when executed by all parties.

      14) Borrower acknowledges that it has reviewed (or has had the opportunity to review) this Third Amendment with counsel of its choice and has executed this Third Amendment of its own free will and accord and without duress or coercion of any kind by Bank or any other person or entity.

      15) BORROWER AND BANK ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS THIRD AMENDMENT, THE FORBEARANCE AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE LIABILITIES.

      16) DEFAULTS HAVE OCCURRED UNDER THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT ALLOWED UNDER APPLICABLE LAW, WAIVES ALL NOTICES THAT BANK MIGHT BE REQUIRED TO GIVE BUT FOR THIS WAIVER, INCLUDING ANY NOTICES OTHERWISE REQUIRED UNDER SECTION 6 OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF MICHIGAN OR THE RELEVANT STATE CONCERNING THE APPLICABLE COLLATERAL (AND UNDER ANY SIMILAR RIGHTS TO NOTICE GRANTED IN ANY ENACTMENT OF REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE). FURTHERMORE, BORROWER WAIVES (A) THE RIGHT TO NOTIFICATION OF DISPOSITION OF THE COLLATERAL UNDER SECTION 9-611 OF THE UNIFORM COMMERCIAL CODE, (B) THE RIGHT TO REQUIRE DISPOSITION OF THE COLLATERAL UNDER SECTION 9-620(E) OF THE UNIFORM COMMERCIAL CODE, AND (C) ALL RIGHTS TO REDEEM ANY OF THE COLLATERAL UNDER SECTION 9-623 OF THE UNIFORM COMMERCIAL CODE.

      17) BORROWER HEREBY WAIVES, DISCHARGES AND FOREVER RELEASES BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AFFILIATES AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS BORROWER MAY HAVE OR MAY HAVE MADE OR WHICH ARE BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS THIRD AMENDMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AFFILIATES AND SUCCESSORS AND ASSIGNS.

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      18) This Third Amendment may be executed in counterparts and delivered by facsimile and the counterparts and/or facsimiles, when properly executed and delivered by the signing deadline, will constitute a fully executed complete agreement.

      19) Borrower shall properly execute this Third Amendment, obtain HillStreet's signature below, and deliver same to the undersigned by no later than 5:00 p.m. on January 6, 2005.

Bank reserves the right to terminate its forbearance prior to March 15, 2005, in the event of any new defaults under the Loan Documents, defaults under the Forbearance Agreement or this Third Amendment, in the event of further deterioration in the financial condition of Borrower or further deterioration in Bank's collateral position, and/or in the event Bank, for any reason, believes that the prospect of payment or performance is impaired.

Very truly yours,

Thomas J. Stritzinger
Vice President - AGM
Middle Market Banking
99 Monroe Avenue, NW
Grand Rapids, MI 49503
(616) 776-6375
Fax: (616) 776-7885

ACKNOWLEDGED AND AGREED:

     "BORROWER"

RIVIERA TOOL COMPANY

By: ____________________________________

Its: ___________________________________

Date: January 6, 2005

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            In consideration of the foregoing, The HillStreet Fund II, L.P.
("HillStreet") hereby consents to the foregoing Third Amendment and to the Forbearance Agreement, and joins in agreement to paragraph 5 of the Third
Amendment:

      (1.) Borrower agrees to furnish HillStreet with the same reporting information as detailed in paragraph 8 to be furnished to Bank.

      (2.) HillStreet expressly reserves the right to exercise any or all rights and remedies provided under its loan documents with Borrower and applicable law except as modified in paragraph 5 of the Forbearance Agreement.

      (3.) HillStreet's consent and forbearance shall be effective through the termination of Bank's forbearance under the Third Amendment (but not later than March 15, 2005) and HillStreet's failure to exercise immediately its rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance beyond such termination.

                                              The HillStreet Fund II, L.P.
                                              By:  HillStreet Capital II, Inc.
                                              Its: Investment Manager

                                              By: ______________________________
                                                        Christian L. Meininger

                                              Its: President

                                              Date: January 6, 2005

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